Exhibit 10.17

FIRST AMENDMENT TO

AECOM TECHNOLOGY CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN,

THIS AMENDMENT, by AECOM Technology Corporation, hereinafter sometimes referred to as the “Company,” is made with reference to the following facts:

Effective July 1, 1996, AECOM Technology Corporation adopted the AECOM Technology Corporation Supplemental Executive Retirement Plan, which reserves to the Board of Directors of AECOM Technology Corporation the right to amend said Plan (Section 4.1 thereof). The Company has executed this First Amendment for the purpose of amending said Plan in the manner hereinafter provided.

NOW, THEREFORE, the AECOM Technology Corporation Supplemental Executive Retirement Plan is hereby amended as follows, effective July 1, 1998:

I.

The first clause of Section 3.1(b) is hereby amended as follows:

“(b)the sum of (1), (2) and(3)”

II.

Section 3.1 is hereby amended by adding the following new subsection (b)(3) herein:

“(3) the Participant’s Management Supplemental Executive Retirement Plan Benefit, if any.”

III.

The first clause of Section 3.3(b)(2) is hereby amended as follows:

“ (2) The sum of (A), (B), and (C):”

IV.

Section 3.3 is hereby amended by adding a new subsection (b)(2)(C) as follows:

“ (C) The Actuarial Equivalent of the annual benefit payable to the Participant under the Management Supplemental Executive Retirement Plan as a single life annuity commencing on his Early Retirement Date.”

VI.

Section 6.1 is hereby amended to provide in its entirety as follows:

“No Funding Obligation. The amounts accrued by a Participant hereunder are not held in a trust or escrow account and are not secured by any specific assets of the Company or in which the Company has an interest. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder nor to establish a trust for such purpose. The Company may make such arrangements as it desires to provide for the payment of benefits. Neither the Participant, the Spouse nor the Participant’s estate shall have any rights against the Company with respect to any portion of the Participant’s benefits except as a general unsecured creditor of the Company. No Participant has an interest in his benefits until the Participant actually receives payment. Notwithstanding the foregoing, the Company may create and fund a “rabbi trust” (the “Trust”) with respect to this Plan. The creation and funding of said Trust shall not create a security interest in the property of such Trust in favor of the Participant, the Spouse or the Participant’s estate, or otherwise cause a funding of the Plan or Trust in any manner inconsistent with the preceding provisions of this Section 6.1. The amount of any contributions to such Trust shall be totally discretionary as determined by the Company. Any amount paid from such Trust to the Participant shall reduce the amount to be paid pursuant to this Plan by the Participating Employer. In the event the amounts paid from the Trust are insufficient to provide the full benefits payable to the Participant under this Plan, the Participating Employer shall pay the remainder of such benefit in accordance with the terms of this Plan. It is the intention of the Participating Employers that this Plan and Trust be considered unfunded for purposes of the Code and Title 1 of ERISA.”

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the dates contained herein.

AECOM Technology Corporation

By:	/s/ R. Keefe Griffith

Title:	Vice President

Date:	9/21/98